SIEBERT FINANCIAL CORP.

                    SCHEDULE 14A INFORMATION PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule14a-11(c) or Rule 14a-12


                             Siebert Financial Corp.
.................................................................................
                (Name of Registrant as Specified in Its Charter)


.................................................................................
                   (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box): [ X ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         O-11.1) Title of each class of securities to which transaction applies:

.................................................................................
        2) Aggregate number of securities to which transaction applies:
.................................................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

.................................................................................
        4) Proposed maximum aggregate value of transaction:
.................................................................................
        5) Total fee paid:
.................................................................................
     [ ] Fee paid previously by written preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
                                    --------------------------------------------
        2) Form Schedule or Registration Statement No.:
                                                         -----------------------
        3) Filing Party:
                          ------------------------------------------------------
        4) Date Filed:
                        ----------------------------------

                             SIEBERT FINANCIAL CORP.
                          885 THIRD AVENUE, SUITE 1720
                            NEW YORK, NEW YORK 10022
                                 (212) 644-2400

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 2, 2003

DEAR SHAREHOLDERS:

         Notice is hereby given of the Annual Meeting of Shareholders of Siebert Financial Corp., a New York corporation, at The Harmonie Club, 4 East 60th Street, New York, New York, on Monday, June 2, 2003 at 10:00 a.m., local time. The meeting's purpose is to:

     1    Elect six directors; and

     2. Consider any other matters that are properly presented at the Annual Meeting and any adjournment thereof.

         You may vote at the Annual Meeting if you were one of our shareholders of record at the close of business on Thursday, April 24, 2003.

         Along with the attached Proxy Statement, we are also enclosing a copy of our Annual Report to Shareholders, which includes our financial statements.

         To assure your representation at the meeting, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors. Shareholders who attend the meeting may revoke their proxy and vote their shares in person.

         PLEASE VOTE - YOUR VOTE IS IMPORTANT

                                                    Daniel Iesu

                                                    SECRETARY

New York, New York
April 30, 2003

                             SIEBERT FINANCIAL CORP.
                          885 THIRD AVENUE, SUITE 1720
                            NEW YORK, NEW YORK 10022
                                 (212) 644-2400

                 PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON JUNE 2, 2003

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ANNUAL MEETING:            June 2, 2003                   The Harmonie Club
                           10:00 a.m., local time         4 East 60th Street
                                                          New York, New York

RECORD DATE:        Close of business on Thursday, April 24, 2003. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. On the record date, we had 22,970,453 shares of our common stock outstanding. Of those shares, 19,878,700 shares were beneficially owned or controlled by Muriel Siebert, our Chairwoman, President and Chief Executive Officer and one of our directors.

QUORUM: The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

AGENDA:             1.   Elect six directors.

                    2. Any other proper business. However, we currently are not aware of any other matters that will come before the meeting.


VOTE REQUIRED:      Proposal 1: The six nominees for director who receive the
                    most votes will be elected. If you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count either for or against the nominee.

BROKER NON-VOTES:   If you hold your common stock through a nominee, generally the nominee may vote the common stock that it holds for you only in accordance with your instructions. Brokers who are members of the National Association of Securities Dealers, Inc. may not vote shares held by them in nominee name unless they are permitted to do so under the rules of any national securities exchange to which they belong. Under New York
                    Stock Exchange rules, a member broker that has transmitted proxy soliciting materials to a beneficial owner may vote on matters that the New York Stock Exchange has determined to be routine if the beneficial owner has not provided the broker with voting instructions within ten days of the meeting. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes count for quorum purposes, but we do not count either abstentions or broker non-votes as votes for or against any proposal.

PROXIES: Please vote; your vote is important. Prompt return of your proxy will help avoid the costs of resolicitation. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "FOR" the Board's nominees for director.

                    If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time we began printing this proxy statement, we did not know of any matters that needed to be acted upon at the meeting other than those discussed in this proxy statement. However, if any additional matters are presented to the shareholders for action at the meeting, your proxy will vote in accordance with his or her best judgment.

PROXIES SOLICITED
BY:                 The Board of Directors.

REVOKING YOUR
PROXY:              You may revoke your proxy before it is voted at the meeting.
                    Proxies may be revoked if you:

                    1. deliver a signed, written revocation letter, dated later than the proxy to be revoked, to Daniel Iesu, Secretary, at Siebert Financial Corp., 885 Third Avenue, Suite 1720, New York, New York 10022;

                    2. deliver a signed proxy, dated later than the first proxy, to Mr. Iesu at the address above; or

                    3. attend the Annual Meeting and vote in person or by proxy. Attending the meeting without doing more will not revoke your proxy.

COST OF
SOLICITATION:       We will pay all costs of soliciting these proxies, estimated at $3,500 in the aggregate. Although we are mailing these proxy materials, our directors, officers and employees may also solicit proxies by telephone, facsimile, mail or personal contact. These persons will receive no additional compensation for their services, but we may reimburse them for reasonable out-of-pocket expenses. We will also furnish copies of solicitation materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our shares of common stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses. American Stock Transfer & Trust Company, our transfer agent, is assisting us in the solicitation of proxies for the meeting for no additional fee.

YOUR COMMENTS:      Your comments about any aspects of our business are welcome.
                    Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

GENERALLY:          Our Board nominated six directors for election at the
                    meeting. Each will hold office until the next annual meeting or until their successors have been elected. Mr. Jacobson who served on our Board since May 1999 resigned from the Board in March 2003 and will not be standing for re-election this year.

NOMINEES:             MURIEL F. SIEBERT                    Muriel  Siebert  has been  Chairwoman,  President,  Chief
                      Age 70                               Executive  Officer  and a  director  of Muriel  Siebert &
                                                           Co.,  Inc.  since  1967 and of  Siebert  Financial  Corp.
                                                           since  November 8, 1996.  The first  woman  member of the
                                                           New  York  Stock  Exchange  on  December  28,  1967,  Ms.
                                                           Siebert  served as  Superintendent  of Banks of the State
                                                           of New York from 1977 to 1982.  She is a director  of the
                                                           New York State  Business  Council,  and the  Greater  New
                                                           York  Council of the Boy Scouts of America.  Ms.  Siebert
                                                           serves  on the New  York  State  Commission  on  Judicial
                                                           Nomination,   which  is  involved  in  the  selection  of
                                                           Associate Judges for the Court of Appeals,  and is on the
                                                           executive committee of the Economic Club of New York.

                      NICHOLAS P. DERMIGNY                 Nicholas  Dermigny has been our Executive  Vice President
                      Age 45                               and Chief  Operating  Officer  since  joining us in 1989.
                                                           Prior  to  1993,  he  was   responsible  for  our  retail
                                                           discount  division.  Mr.  Dermigny  became an officer and
                                                           director on November 8, 1996.

                      PATRICIA L. FRANCY                   Patricia  Francy is Treasurer and  Controller of Columbia
                      Age 57                               University.  She  previously  served as the  University's
                                                           Director  of Finance and  Director  of Budget  Operations
                                                           and has been associated  with the University  since 1968.
                                                           Ms.  Francy  became a  director  on March 11,  1997.  Ms.
                                                           Francy is also a director of priceline.com Incorporated.

                      LEONARD M. LEIMAN                    Leonard   Leiman  is  of  counsel  to  the  law  firm  of
                      Age 71                               Fulbright  &  Jaworski   L.L.P.,   New  York,  New  York.
                                                           Fulbright & Jaworski  L.L.P.  provides  legal services to
                                                           us. Prior to becoming of counsel in 2002,  Mr. Leiman was
                                                           a partner in  Fulbright & Jaworski  L.L.P.  for more than
                                                           the  preceding  five years.  Mr. Leiman became a director
                                                           on May 2, 2002.

                      JANE H. MACON                        Jane Macon is a partner  with the law firm of Fulbright &
                      Age 56                               Jaworski  L.L.P.,   San  Antonio,   Texas.   Fulbright  &
                                                           Jaworski L.L.P.  provides legal services to us. Ms. Macon
                                                           became a director on November 8, 1996.

                      NANCY S. PETERSON                    Nancy Peterson is the President, Chairwoman and Chief
                      Age 69                               Executive Officer of Peterson Tool Company, Inc. Ms.
                                                           Peterson became a director on June 4, 2001.

BOARD MEETINGS:     In 2002, the Board held ten meetings. Each incumbent
                    director attended at least 75% of his or her Board meetings and all of his or her committee meetings.

BOARD COMMITTEES:   The Audit Committee held six meetings during 2002. The Audit
                    Committee of our Board of Directors currently consists of Ms. Macon, Ms. Peterson and Ms. Francy, Chairwoman.

                    The Audit Committee provides independent, objective oversight of the accounting functions and internal controls. The Committee is comprised solely of independent directors who are qualified for service under the rules of the Nasdaq Stock Market.

                    The Compensation Committee held five meetings during 2002. The Compensation Committee of our Board of Directors currently consists of Ms. Francy, Ms. Peterson and Ms. Macon, Chairwoman.

INDEMNIFICATION OF
OFFICERS AND
DIRECTORS:          We indemnify our executive officers and directors to the
                    extent permitted by applicable law against liabilities incurred as a result of their service to us and against liabilities incurred as a result of their service as directors of other corporations when serving at our request.
                    We have a directors and officers liability insurance policy, underwritten by Executive Risk Indemnity, Inc., in the aggregate amount of $10 million. As to reimbursements by the insurer of our indemnification expenses, the policy has a $150,000 deductible; there is no deductible for covered liabilities of individual directors and officers. In addition, we have an excess directors and officers liability insurance policy, underwritten by the Gulf Insurance
                    Company, in the amount of $5 million.

VOTE REQUIRED:      The six nominees for director who receive the most votes
                    will be elected. The enclosed proxy allows you to vote for the election of all of the nominees listed, to "withhold authority to vote" for one or more of the nominees or to "withhold authority to vote" for all of the nominees. If you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count either for or against the nominee.

                    The persons named in the enclosed proxy intend to vote "FOR" the election of all of the nominees. Each of the nominees currently serves as a director and has consented to be nominated. We do not foresee that any of the nominees will be unable or unwilling to serve, but if such a situation should arise your proxy will vote in accordance with his or her best judgment.

                           THE BOARD DEEMS PROPOSAL 1
             TO BE IN THE BEST INTERESTS OF SIEBERT FINANCIAL CORP.
                AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE
            "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

MANAGEMENT
OWNERSHIP:          The following table lists share ownership of our common
                    stock as of April 15, 2003. The information includes beneficial ownership by each of our directors, the persons named in the Summary Compensation Table, all directors and executive officers as a group and beneficial owners known by our management to hold at least 5% of our common stock. To our knowledge, each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Any information in the table on beneficial owners known by management to hold at least 5% of our common stock is based on information furnished to us by such persons or groups and statements filed with the SEC.

                                                            SHARES OF                 PERCENT OF
NAME OF BENEFICIAL OWNER(1)                                COMMON STOCK                  CLASS
-------------------------------------------------- ----------------------------- ----------------------
Muriel F. Siebert                                         20,628,700(2)                  89.8%
Nicholas P. Dermigny                                        212,000(3)                     *
Daniel Iesu                                                 56,800(3)                      *
Patricia L. Francy                                          41,000(4)                      *
Jane H. Macon                                               41,000(4)                      *
Nancy S. Peterson                                           40,000(3)                      *
Leonard Leiman                                              42,000(4)                      *
Daniel Jacobson(5)                                            5,000                        *
Mitchell M. Cohen(6)                                           --                          *
Directors and executive officers as a group               21,061,500(7)                  91.6%
(seven persons)

       -------------------------

       (1) The address for each person named in the table is c/o Siebert Financial Corp., 885 Third Avenue, New
           York, New York 10022.
       (2) Includes an option to purchase 750,000 shares of our common stock.
       (3) Represents options to purchase shares of our common stock.
       (4) Includes an option to purchase 40,000 shares of our common stock.
       (5) Mr. Jacobson resigned in March 2003.
       (6) Mr. Cohen resigned in May 2002.
       (7) Includes options to purchase an aggregate of 1,178,800 shares of our common stock described above.

       *  Less than 1%

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE
COMPENSATION:       The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by (1) our Chief Executive Officer and (2) the individuals who were serving as our executive officers at December 31, 2002 whose compensation during 2002 exceeded $100,000.

                                     SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                             -------------------           ----------------------

                                                                          SECURITIES     RESTRICTED
                                                                          UNDERLYING       STOCK        ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR      SALARY        BONUS       STOCK OPTIONS(1)    AWARDS     COMPENSATION
---------------------------------------------------------------------------------------------------------------------

Muriel F. Siebert                  2002     $150,000        --             750,000          --             --
Chairwoman, President and          2001      150,000        --               --             --             --
Chief Executive Officer            2000      150,000        --               --             --             --


Nicholas P. Dermigny               2002      243,000(2)  $100,000          100,000          --             --
Executive Vice President and       2001      185,000      145,000            --             --             --
Chief Operating Officer            2000      185,000      165,000            --             --             --

Daniel Iesu                        2002       70,000       70,000            --             --
Secretary                          2001       70,000       90,000           40,000          --             --
                                   2000       70,000       80,000            --             --             --

Daniel Jacobson(3)                 2002      185,000        --              40,000          --             --
                                   2001      185,000        --               --             --             --
                                   2000      185,000      100,000            --             --             --

Mitchell M. Cohen(4)               2002       62,500        --               --             --         $82,500(5)
                                   2001      165,000      145,000            --             --             --
                                   2000      165,000      145,000            --             --             --

--------------
(1)  Consists of grants of options to purchase shares of our common stock.
(2)  Mr. Dermigny's salary increased to $285,000 on June 1, 2002.
(3)  Mr. Jacobson resigned in March 2003. Upon his resignation all of his unexercised options were terminated.
(4)  Mr. Cohen resigned in May 2002.
(5)  Mr. Cohen received a severance payment equal to six months salary upon his resignation.

The following table sets forth information on grants of options to purchase shares of our common stock in the fiscal year ended December 31, 2002 to the persons named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      % OF                                 POTENTIAL REALIZABLE VALUE
                                    NUMBER OF    TOTAL OPTIONS                             AT ASSUMED ANNUAL RATES OF
                                    SECURITIES     GRANTED TO                               STOCK PRICE APPRECIATION
                                    UNDERLYING    EMPLOYEES IN   EXERCISE OR                    FOR OPTION  TERM (1)
                                                                                               -----------------
                                     OPTIONS      FISCAL      BASE PRICE   EXPIRATION
    NAME                             GRANTED      YEAR         PER SHARE        DATE              5%               10%
    ----                           -----------    ------     ------------- ------------      --------           --------
Muriel F. Siebert                   750,000       65.0%       $   4.30      4/19/12         $2,028,000         $5,140,000
Nicholas P. Dermigny                100,000        8.6%       $   4.30      4/19/12            270,000            685,000
Daniel Iesu                            --           --             --          --                 --                 --
Daniel Jacobson (2)                  40,000        3.5%       $   4.30      4/19/12            108,000            274,000
Mitchell M. Cohen (3)                  --           --             --          --                 --                 --

 ------------------

(1) Amounts reflected in these columns represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified annually compounded rates of appreciation of our common stock over the term of the options. These numbers are calculated based on rules adopted by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of our common stock.

(2) Mr. Jacobson resigned in March 2003. Upon his resignation all of his unexercised options were terminated.

(3)  Mr. Cohen resigned in May 2002.


The following table sets forth information concerning exercises of options to purchase shares of our common stock and the value of unexercised options held at December 31, 2002 by each of the persons named in the Summary Compensation Table.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                                              VALUE OF
                                                                                            UNEXERCISED
                          NUMBER OF                          NUMBER OF                      IN-THE-MONEY
                           SHARES                       UNEXERCISED OPTIONS                  OPTIONS AT
                         ACQUIRED ON     VALUE              AT YEAR END                 FISCAL YEAR END (1)
                                                   ------------------------------- -------------------------------
    NAME                     EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
    ----------------------------------------------------------------- --------------- --------------- ---------------

    Muriel F. Siebert          --             --            --           750,000           --              --
    Nicholas P. Dermigny       --             --          184,000        108,000           --              --
    Daniel Iesu                --             --           35,200          7,200           --              --
    Daniel Jacobson (2)        --             --           12,000         48,000           --              --
    Mitchell M. Cohen (3)      --             --             --             --             --              --

----------------------

(1) No unexercised options held by the persons in the table were in-the-money at December 31, 2002.
(2) Mr. Jacobson resigned in March 2003. Upon his resignation all of his unexercised options were terminated.
(3) Mr. Cohen resigned in May 2002.

                      EQUITY COMPENSATION PLAN INFORMATION


                                                                                             NUMBER OF SECURITIES
                                   NUMBER OF SECURITIES TO                                  REMAINING AVAILABLE FOR
                                   BE ISSUED UPON EXERCISE        WEIGHTED-AVERAGE           FUTURE ISSUANCE UNDER
                                   OF OUTSTANDING OPTIONS,        EXERCISE PRICE OF        EQUITY COMPENSATION PLANS
                                        WARRANTS AND             OUTSTANDING OPTIONS,        (EXCLUDING SECURITIES
                                         RIGHTS                  WARRANTS AND RIGHTS        REFLECTED IN COLUMN (A))
                                    ----------------             -------------------        ------------------------
PLAN CATEGORY                                (A)                         (B)                          (C)
-------------
EQUITY COMPENSATION PLANS
APPROVED BY SECURITY HOLDERS(1)            1,855,260                    $4.39                      1,947,900

EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS(2)               41,400                       --                         18,600

     TOTAL                                 1,896,660                    $4.39                      1,966,500
----------------------

(1) Represents our 1997 Stock Option Plan.
(2) Represents our 1998 Restricted Stock Award Plan.


STOCK OPTIONS:      Our 1997 Stock Option Plan was adopted by our Board in March
                    1997 and approved by our shareholders on December 1, 1997.
                    The plan was, with the approval of our Board and shareholders, amended on June 4, 2002 to, among other things, increase the number of shares issuable thereunder.
                    The plan permits the issuance of either options intended to qualify as incentive stock options, or ISOs, under Section
                    422 of the Internal Revenue Code, or options not intended to qualify as ISOs. The aggregate fair market value of our common stock for which a participant is granted ISOs that first become exercisable during any given calendar year will be limited to $100,000. To the extent this limitation is exceeded, an option will be treated as a nonqualified stock option.

                    The plan provides for the grant of options to purchase shares of our common stock to our employees, employees of our subsidiaries and our non-employee directors. The plan is administered by the Compensation Committee of our Board, which selects persons to receive awards under the plan, determines the amount of each award, and the terms and conditions governing the award, except in the case of grants to non-employee directors which are determined by the entire Board. The Committee also interprets the plan and any awards granted thereunder, establishes rules and regulations for the administration of the plan and takes any other action necessary or desirable for the administration of the plan. The plan may be amended by the Board as it deems advisable. No amendment will become effective, however, unless approved by the affirmative vote of our shareholders if shareholder approval is necessary for the continued validity of the plan or if the failure to obtain shareholder approval would adversely affect the compliance of the plan under any applicable rule or regulation. No amendment may, without the consent of a participant, impair a participant's rights under any option previously granted under the plan.

                    The price for which shares of our common stock may be purchased upon the exercise of an option will be the fair market value of our common stock on the date of the grant of the option. An ISO granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, however, shall have a purchase price for the underlying shares equal to 110% of the fair market value of our common stock on the date of grant. An option generally may be granted for a term not to exceed ten years from the date the option is granted. All options will be exercisable in accordance with the terms and conditions described in the option agreement relating to each option. Upon termination of employment or directorship by reason of death, disability or retirement, a participant generally has ninety days following such termination to exercise his or her options, regardless of whether the options were otherwise exercisable at the time of such termination. Upon the termination of employment or directorship for any other reason, a participant generally has thirty days following such termination to exercise his or her options, but only to the extent that those options were exercisable at the time of such termination.

                    Full payment of the purchase price for shares of our common stock purchased upon the exercise, in whole or in part, of an option must be made at the time of the exercise. The plan provides that the purchase price may be paid in cash or in shares of our common stock valued at their fair market value on the date of purchase. Alternatively, an option may be exercised in whole or in part by delivering a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to us the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                    Set forth below is a summary of certain federal income tax consequences associated with options granted under the plan.

                    A participant will not realize taxable income upon the grant of an option. In general, the holder of an option which does not qualify as an ISO will realize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and we receive a corresponding deduction, subject to the deduction limitation provisions of Section 162(m) of the Internal Revenue Code. If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Securities Exchange Act of 1934, the participant generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made. Upon a later sale of the stock, the participant will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option is exercised.

                    The holder of an ISO will not realize taxable income upon the exercise of the option, although the option spread is an adjustment to taxable income that may result in alternative minimum tax liability for the participant. (The adjustment, if any, is also added to the basis of the stock for purposes of determining adjusted gain or loss under the alternative minimum tax when the stock is sold.) If the stock acquired upon exercise of the ISO is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and we receive a corresponding deduction, subject to the deduction limitation provisions of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and we will not be entitled to a deduction.

RESTRICTED STOCK
AWARD PLAN:         Our 1998 Restricted Stock Award Plan provides for awards to key employees of not more than an aggregate of 60,000 shares of our common stock, subject to adjustments for stock splits, stock dividends and other changes in our capitalization, to be issued either immediately after the award or at a future date. As of December 31, 2002, 41,400 shares of our common stock under the Restricted Stock Award
                    Plan had been awarded and were outstanding. As provided in the plan and subject to restrictions, shares awarded may not be disposed of by the recipients for a period of one year from the date of the award. Cash dividends on shares awarded are held by us for the benefit of the recipients, subject to the same restrictions as the award. These dividends, without interest, are paid to the recipients upon lapse of the restrictions.

EMPLOYMENT
AGREEMENT:          We entered into an Employment Agreement in 1999 with Daniel
                    Jacobson, our former Vice Chairman. In accordance with the agreement, we granted Mr. Jacobson an option to purchase
                    20,000 shares of our common stock under our 1997 Stock
                    Option Plan at an exercise price of $32.50 per share. This agreement was terminated in March 2003 upon Mr. Jacobson's retirement. At that time we entered into a Separation
                    Agreement with Mr. Jacobson pursuant to which Mr. Jacobson also resigned from the Board of Directors. Under the terms of the Separation Agreement Mr. Jacobson received a separation payment of $149,349 and all unexercised options were terminated.

DIRECTOR
COMPENSATION:       During 2002, our non-employee directors received
                    compensation for service on our Board of $20,000. We do not compensate our employees or employees of our subsidiaries for service as directors. The chairs of the Board's Audit and Compensation Committees each receive an additional annual fee of $5,000 and the members of the Board's
                    Executive Committee each receive an additional annual fee of $5,000. Directors' fees are paid quarterly. On April 19,
                    2002 and May 2, 2002, we granted options to purchase an aggregate of 160,000 shares of our common stock to our non-employee directors at exercise prices ranging from $4.30 to $4.60 per share.

COMPENSATION
COMMITTEE REPORT
TO SHAREHOLDERS:    Our Compensation Committee currently consists of Ms. Francy,
                    Ms. Peterson and Ms. Macon, Chairwoman. The committee administers our executive compensation programs, monitors corporate performance and its relationship to compensation of executive officers, and makes appropriate recommendations concerning matters of executive compensation.

COMPENSATION
PHILOSOPHY:         We believe that executive compensation should be closely
                    related to increased shareholder value. One of our strengths that contributes to the company's successes is a strong management team. Our compensation program is designed to enable us to attract, retain and reward capable employees who can contribute to the company's continued success, principally by linking compensation with the attainment of key business objectives. Accordingly, our executive compensation program is to provide competitive compensation, support strategic business goals and reflect performance.

                    Our compensation program reflects the following principles:

                    o Compensation should encourage increased shareholder value.

                    o Compensation programs should support short- and long-term strategic business goals and objectives.

                    o Compensation programs should reflect and promote the company's values and reward individuals for outstanding contributions toward business goals.

                    o Compensation programs should enable us to attract and retain highly qualified professionals.

                    PAY MIX AND MEASUREMENT: Our executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy. Our philosophy is to keep base salaries on the lower end of what is considered standard for the industry, and to be flexible with bonuses when the circumstances warrant.

                    The Chief Executive Officer requested that her cash compensation for the year 2002 be limited to $150,000.

                    The Committee reviews and approves the Chief Executive Officer's recommendation of salaries and bonuses for senior executives. In performing its review, the Committee has separate discussions with each executive concerning his or her duties and those of the other executives under review. Bonuses are awarded for calendar year performance and take into account the accomplishments of the executive and our company's overall performance.

                    Stock options awarded to executives generally vest over a five-year period. During 2002, we granted options to purchase an aggregate of 890,000 shares to executive officers at an exercise price of $4.30 per share.

                   Specific salary and incentive amounts are disclosed in the
                    Summary Compensation Table and other tables contained in our proxy statement.

                    This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

                    Compensation Committee,
                    Patricia L. Francy

                    Jane H. Macon, Chairwoman

                    Nancy S. Peterson

AUDIT COMMITTEE
REPORT TO
SHAREHOLDERS:       The Audit Committee has reviewed and discussed with
                    management the audited financial statements for fiscal year ended December 31, 2002. The Audit Committee has also discussed with Siebert Financial's independent auditors the matters required to be discussed by Statement on Auditing
                    Standards No. 61, "Communications with Audit Committees," including Siebert Financial's critical accounting policies and its interests, if any, in "off balance sheet" entities.
                    Additionally, the Audit Committee has received the written disclosures and representations from the independent auditors required by Independence Standards Board Standard
                    No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors the independent auditor's independence.

                    Based on the review and discussions referred to within this report, the Audit Committee recommended to the Board that the audited financial statements for fiscal year ended December 31, 2002 be included in Siebert Financial's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                    Compensation Committee,
                    Patricia L. Francy

                    Jane H. Macon, Chairwoman

                    Nancy S. Peterson

CERTAIN RELATIONSHIPS
AND RELATED
TRANSACTIONS:       We have entered into a Secured Demand Note Collateral
                    Agreement with Siebert, Brandford, Shank & Co., LLC, or SBS, a company in which we hold a 49% ownership interest, under which we are obligated to lend to SBS up to $1.2 million on a subordinated basis. Amounts we are obligated to lend under the facility are reflected on our balance sheet as "cash equivalents - restricted." SBS pays us interest on this amount at the rate of 10% per annum. The facility expires on August 31, 2004, at which time SBS is obligated to repay to us any amounts borrowed by SBS thereunder.

SECTION 16(A)
BENEFICIAL OWNERSHIP
REPORTING
COMPLIANCE:         Section 16(a) of the Exchange Act requires our executive
                    officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These executive officers, directors and shareholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

                    Based solely upon a review of the copies of the forms furnished to us, we believe that during fiscal 2002 all
                    Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis except that Ms. Siebert, Mr. Dermigny, Ms. Macon and Ms. Peterson each failed to timely file a Form 5 reporting a stock option grant made during 2002 pursuant to our stock option plan. Each such person subsequently filed a Form 5 reporting the option grant. Mr. Jacobson, a former officer and director, was granted a stock option during 2002 that was not timely reported on a Form 5.

OUR PERFORMANCE:

                    The graph below compares our performance from December 31, 1997 through December 31, 2002, against the performance of the Nasdaq Market Index and a peer group. The peer group consists of A.B. Watley Group Inc., Ameritrade Holding Corporation, E*Trade Group, Inc. and The Charles Schwab Corporation.

                    COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG SIEBERT FINANCIAL CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                              [GRAPHIC OMITTED]

The following table summarizes the data in the omitted line graph:


                                          Cumulative Total Return
                            ----------------------------------------------------
                             12/97    12/98    12/99     12/00    12/01    12/02
                             -----    -----    -----     -----    -----    -----

SIEBERT FINANCIAL CORP.     100.00   406.82    646.05    181.56   182.67   96.00
NASDAQ STOCK MARKET (U.S.)  100.00   140.99    261.48    157.42   124.89   86.33
PEER GROUP                  100.00   202.34    311.69    285.78   171.11  116.63

                    * $100 invested on 12/31/97 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

                    The stock price performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

Eisner LLP (formerly known as Richard A. Eisner & Company, LLP) currently serves as our independent auditors. A representative of Eisner LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from shareholders.

AUDIT FEES

The aggregate fees billed for professional services rendered for the audit of our audited financial statements for the year ended December 31, 2002 and reviews of the financial statements for the first three fiscal quarters of 2002 was $71,000.

ALL OTHER FEES

The aggregate fees billed by Eisner LLP during the year ended December 31, 2002 for other services totaled $23,000. These services included tax planning and compliance and other non-financial statement audit services.

Eisner LLP did not provide financial information systems design and implementation services to us in 2002.

Our audit committee has determined that the services described above that were rendered by Eisner LLP are compatible with the maintenance of Eisner LLP independence from our management.

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

If you wish to submit proposals to be presented at the 2004 Annual Meeting of our shareholders, the proposals must be received by us no later than January 2, 2004 for them to be included in our proxy materials for that meeting.

                                  OTHER MATTERS

The Board does not know of any other matters to be presented at the meeting. If any additional matters are properly presented to the shareholders for action at the meeting, the persons named in the enclosed proxies and acting thereunder will have discretion to vote on these matters in accordance with their own judgment.

YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: DANIEL IESU, SECRETARY, SIEBERT FINANCIAL CORP., 885 THIRD AVENUE, SUITE 1720, NEW YORK, NEW YORK 10022 OR CALLING 800-872-0711.

                                   By Order of the Board of Directors

                                   Daniel Iesu

                                   SECRETARY

Dated: April 30, 2003


                   PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED
             PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
                      PLEASE VOTE - YOUR VOTE IS IMPORTANT

                      (This page intentionally left blank.)

                             SIEBERT FINANCIAL CORP.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 2, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoint Daniel Iesu and Nicholas P. Dermigny, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Siebert Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Siebert Financial Corp. to be held Monday, June 2, 2003 at 10:00 A.M., local time, and at any adjournments thereof.

     UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ITEM (1) AND ITEM (2).



          (Continued and to be signed and dated on the reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                            SIEBERT FINANCIAL CORP.

                                  June 2, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.

       PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]


PROPOSAL 1. Election of Directors:
                                        NOMINEES:
[ ] FOR ALL NOMINEES
                                        O Muriel F. Siebert
[ ] WITHHOLD AUTHORITY                  O Nicholas P. Dermigny
    FOR ALL NOMINEES                    O Patricia L. Francy
                                        O Jane H. Macon
[ ] FOR ALL EXCEPT                      O Nancy S. Peterson
    (See instructions below)            O Leonard M. Leiman

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)


     2. In their discretion on any other business which may properly come before the meeting or any adjournments thereof.

          UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ITEM (1) AND ITEM (2).

Signature of Shareholder_________________________ Date: __________

Signature of Shareholder_________________________ Date: __________




--------------------------------------------------------------------------------
To change the address on your account, please check the box at
right and indicate your new address in the address space above.    [ ]
Please note that changes to the registered name(s) on the
account may not be submitted via this method.
--------------------------------------------------------------------------------


Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.